Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) February 5, 2026—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2025.

Fourth Quarter 2025
•Net sales increased 14% to $213.4 billion in the fourth quarter, compared with $187.8 billion in fourth quarter 2024. Excluding the $2.8 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 12% compared with fourth quarter 2024.
•North America segment sales increased 10% year-over-year to $127.1 billion.
•International segment sales increased 17% year-over-year to $50.7 billion, or increased 11% excluding changes in foreign exchange rates.
•AWS segment sales increased 24% year-over-year to $35.6 billion.
•Operating income increased to $25.0 billion in the fourth quarter, compared with $21.2 billion in fourth quarter 2024. Fourth quarter 2025 operating income includes three special charges—$1.1 billion for the resolution of tax disputes associated with our stores business in Italy, and the settlement of a lawsuit, $730 million in estimated severance costs, and $610 million in asset impairments primarily related to physical stores. Without these charges, operating income would have been $27.4 billion.
•North America segment operating income was $11.5 billion, compared with $9.3 billion in fourth quarter 2024.
•International segment operating income was $1.0 billion, compared with $1.3 billion in fourth quarter 2024.
•AWS segment operating income was $12.5 billion, compared with $10.6 billion in fourth quarter 2024.
•Net income increased to $21.2 billion in the fourth quarter, or $1.95 per diluted share, compared with $20.0 billion, or $1.86 per diluted share, in fourth quarter 2024.
Full Year 2025
•Net sales increased 12% to $716.9 billion in 2025, compared with $638.0 billion in 2024. Excluding the $4.4 billion favorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales increased 12% compared with 2024.
•North America segment sales increased 10% year-over-year to $426.3 billion.
•International segment sales increased 13% year-over-year to $161.9 billion, or increased 10% excluding changes in foreign exchange rates.
•AWS segment sales increased 20% year-over-year to $128.7 billion.
•Operating income increased to $80.0 billion in 2025, compared with $68.6 billion in 2024.
•North America segment operating income was $29.6 billion, compared with operating income of $25.0 billion in 2024.
•International segment operating income was $4.7 billion, compared with an operating income of $3.8 billion in 2024.
•AWS segment operating income was $45.6 billion, compared with operating income of $39.8 billion in 2024.

•Net income increased to $77.7 billion in 2025, or $7.17 per diluted share, compared with $59.2 billion, or $5.53 per diluted share, in 2024.
•Operating cash flow increased 20% to $139.5 billion for the trailing twelve months, compared with $115.9 billion for the trailing twelve months ended December 31, 2024.
•Free cash flow decreased to $11.2 billion for the trailing twelve months, driven primarily by a year-over-year increase of $50.7 billion in purchases of property and equipment, net of proceeds from sales and incentives. This increase primarily reflects investments in artificial intelligence. This compares to free cash flow of $38.2 billion for the trailing twelve months ended December 31, 2024.
“AWS growing 24% (our fastest growth in 13 quarters), Advertising growing 22%, Stores growing briskly across North America and International, our chips business growing triple digit percentages year-over-year—this growth is happening because we’re continuing to innovate at a rapid rate, and identify and knock down customer problems,” said Andy Jassy, President and CEO, Amazon. “With such strong demand for our existing offerings and seminal opportunities like AI, chips, robotics, and low earth orbit satellites, we expect to invest about $200 billion in capital expenditures across Amazon in 2026, and anticipate strong long-term return on invested capital.”
Some other highlights since the company’s last earnings announcement include that Amazon:
•Announced new AWS agreements with OpenAI, Visa, the NBA, BlackRock, Perplexity, Lyft, United Airlines, DoorDash, Salesforce, U.S. Air Force, Adobe, Thomson Reuters, AT&T, S&P Global, National Bank of Canada, London Stock Exchange Group, Choice Hotels, Accenture, Indeed, HSBC, CrowdStrike, and more.
•Continued gaining significant momentum with AWS custom chips:
•Trainium and Graviton now have a combined annual revenue run rate of over $10 billion and growing at a triple digit percentage year-over-year.
•Trainium2 is fully subscribed with 1.4 million chips landed, and powers the majority of inference on Bedrock, a service used by 100,000+ companies.
•Trainium2 powers Project Rainier, the world’s largest operational AI compute cluster with 500,000+ Trainium2 chips, which Anthropic is using to train its industry-leading AI model, Claude.
•Trainium3 is now delivering production workloads and seeing strong demand, with nearly all Trainium3 supply of chips expected to be committed by mid-2026.
•Trainium4 is expected to start delivering in 2027, with 6 times the FP4 compute performance, 4 times more memory bandwidth, and 2 times more high memory bandwidth capacity than Trainium3.
•Introduced Graviton5, AWS’s most powerful and advanced CPU for a broad set of cloud workloads. Used by over 90% of the top 1,000 AWS customers, Graviton is up to 40% more price-performant than leading x86 processors, and enables applications to run faster, reduce costs, and meet sustainability goals.
•Added 20+ fully-managed models on Amazon Bedrock, including from Amazon Nova as well as Anthropic, Google, OpenAI, NVIDIA, Qwen, Mistral AI, Stability AI, Cohere, MiniMax AI, and Moonshot AI—enabling customers to test and switch between models without rewriting code while accessing breakthrough capabilities in coding, reasoning, and agentic workflows.
•Expanded its family of Nova models, including Nova 2 Lite and Nova 2 Pro for frontier intelligence with lower costs and latency, and Nova 2 Sonic for multilingual conversational AI.
•Introduced Nova Forge, a first-of-its-kind service that empowers organizations to build their own optimized variants of Nova by pre-training the model with their own proprietary data early in the process.
•Introduced Nova Act for building and managing reliable AI agents for UI-based workflows.
•Introduced new capabilities for Amazon Bedrock AgentCore, AWS’s pioneering set of infrastructure building blocks for developers and companies to build secure, scalable agents, including:
•AgentCore Policy to help block unauthorized agent actions that operate outside the agent code and check agent actions against policies in milliseconds.
•AgentCore Evaluations to trigger immediate alerts if a customer service agent’s satisfaction scores drop rapidly, helping enable swift response.
•AgentCore Memory to help agents learn from experiences and improve decision-making, reducing processing time and the need for extensive custom instructions.

•Launched a new class of AI agents, called frontier agents, to solve tasks more autonomously and over longer durations, including:
•Kiro agent that can autonomously handle a range of tasks—from triaging bugs to improving code coverage. Customers can ask it questions, describe a task, and assign tasks in their backlog, and the agent will independently figure it out and get the work done.
•AWS Security Agent that embeds deep security expertise throughout the development lifecycle, proactively reviewing design documents and scanning pull requests against organizational security requirements and common vulnerabilities. It also transforms penetration testing from a slow, manual process into an on-demand capability, matching the team’s development velocity.
•AWS DevOps Agent that helps resolve and proactively prevent incidents.
•Announced new agentic capabilities in AWS Transform to accelerate organization-wide code and application modernization across any code, API, framework, runtime, architecture, language, and even company-specific programming languages and frameworks. AWS Transform has also helped customers analyze 1.8 billion lines of mainframe code since launch.
•Launched new agentic AI capabilities for Amazon Connect—an AI tool that enables contact centers to provide consistent, personalized customer experiences—including advanced speech models, agentic assistance, AI-powered recommendations, and AI agent observability. Connect is a $1 billion annualized revenue run rate business growing over 30%, and has an average of 20 million+ interactions happening on it each day.
•Introduced AWS AI Factories to transform customers’ existing data centers into high-performance AI environments, which accelerates AI buildouts by months or years compared to building independently.
•Delivered at fastest speeds ever for Prime members globally in 2025.
•Continued increasing speed for rural customers in the U.S., with the average number of monthly customers receiving same-day delivery in rural areas nearly doubling year-over-year.
•Delivered nearly 70% more items same day in the U.S. than the year before, with Same-Day Delivery used by nearly 100 million customers.
•Expanded Amazon Now ultra-fast delivery, which offers delivery on thousands of items in 30 minutes or less. Amazon Now is now available in various cities in India, Mexico, and the UAE, and is being tested in several communities in the U.S. and UK.
•Expanded Same-Day grocery delivery to 2,300+ cities and towns across the U.S., making fresh groceries more accessible and transforming how customers shop for food, with perishables making up 9 of the top 10 most-ordered items in areas where the service is available.
•Expanded Amazon Pharmacy Same-Day Delivery, with same-day delivery of prescriptions now available in 3,000+ U.S. cities and towns.
•Made Rufus—Amazon’s agentic AI shopping assistant—smarter, more capable, and more helpful. Rufus can shop tens of millions of items in other online stores directly and make purchases on behalf of customers using its agentic Buy For Me feature. Rufus was used by 300 million+ customers and saw an even stronger response than anticipated, helping deliver nearly $12 billion in incremental annualized sales last year.
•Saw strong adoption of Lens—an AI tool that helps customers find products with a phone camera, screen shot, or bar code—with customers using it 45% more year-over-year.
•Was named the lowest-priced U.S. retailer by Profitero for the ninth year in a row, with online prices on average 14% lower than other major U.S. retailers.
•Increased selection on Amazon Haul in the U.S. to 1 million+ items under $10, with many under $5, and expanded to serve customers in 25+ countries and regions.
•Broke several records with the fourth season of Thursday Night Football on Prime Video, the most-watched season of Thursday Night Football ever, averaging 15 million+ viewers—a 16% increase year-over-year and third consecutive year of double-digit growth.
•Had the most-streamed NFL game in history with 31 million+ viewers watching the Packers vs. Bears Wild Card Playoff game, clearing the prior record by 4 million+.
•Debuted NBA on Prime in more than 200 countries, including streaming exclusive coverage of the Emirates NBA Cup, culminating with the Spurs vs. Knicks Championship, which averaged 3 million+ viewers and attracted the youngest-ever audience for a Cup Championship, according to Nielsen.

•Extended broadcast rights for UEFA Champions League in Germany, Ireland, Italy, and the UK through 2030/31 season. This follows continued strong viewership, including a record-breaking 10 million+ viewers streaming League Phase matches on Prime Video in Germany, Ireland, and the UK in a single evening.
•Announced that Alexa+ is available to all customers in the U.S. for $19.99 per month as a standalone subscription, and free for Prime members. Customers without Prime can try the Alexa+ chat experience for free at Alexa.com.
•Added new capabilities to Alexa+, including answering a Ring doorbell, more ways to shop, and more ways to manage a home.
•Introduced new ways for customers to interact with Alexa+, including Alexa.com, a new mobile app, and third-party devices like Samsung TVs and BMW cars.
•Unveiled Leo Ultra, an enterprise-grade customer terminal for Amazon Leo and the fastest satellite internet antenna ever built, delivering simultaneous download speeds up to 1 Gbps and upload speeds up to 400 Mbps, powered by custom Leo silicon.
•Launched redesigned Kindle Scribe lineup with first-ever color Scribe. Lineup is thinner, lighter, and faster with new productivity features, including AI-powered notebook search.
•Rolled out Ring’s AI-powered Search Party for Dogs across the U.S. to help communities more quickly find and bring home lost dogs, already helping reunite more than one dog per day with their families.
•Ranked No. 3 on Fortune magazine’s World’s Most Admired Companies list, the tenth consecutive year in top three.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of February 5, 2026, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates and energy prices, changes in global economic and geopolitical conditions, tariff and trade policies, resource and supply volatility, including for memory chips, and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
First Quarter 2026 Guidance
•Net sales are expected to be between $173.5 billion and $178.5 billion, or to grow between 11% and 15% compared with first quarter 2025. This guidance anticipates a favorable impact of approximately 180 basis points from foreign exchange rates.
•Operating income is expected to be between $16.5 billion and $21.5 billion, compared with $18.4 billion in first quarter 2025. This guidance includes approximately $1 billion of higher year-over-year Amazon Leo costs as we scale in 2026, as well as investment in quick commerce and even sharper prices in our international stores business.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2025	2024	2025

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$78,677	$70,464	$73,890	$82,312
OPERATING ACTIVITIES:
Net income	20,004	21,192	59,248	77,670
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	15,631	19,471	52,795	65,756
Stock-based compensation	4,995	4,397	22,011	19,467
Non-operating expense (income), net	(486)	(693)	2,012	(14,880)
Deferred income taxes	(1,608)	822	(4,648)	11,470
Changes in operating assets and liabilities:
Inventories	934	3,101	(1,884)	(3,002)
Accounts receivable, net and other	(4,023)	(5,478)	(3,249)	(7,333)
Other assets	(4,190)	(5,220)	(14,483)	(15,632)
Accounts payable	8,726	11,065	2,972	11,231
Accrued expenses and other	4,042	5,993	(2,904)	(5,019)
Unearned revenue	1,611	(191)	4,007	(214)
Net cash provided by (used in) operating activities	45,636	54,459	115,877	139,514
INVESTING ACTIVITIES:
Purchases of property and equipment	(27,834)	(39,522)	(82,999)	(131,819)
Proceeds from property and equipment sales and incentives	1,782	1,053	5,341	3,499
Acquisitions, net of cash acquired, non-marketable investments, and other, net	(2,535)	(1,403)	(7,082)	(3,841)
Sales and maturities of marketable securities	3,677	8,841	16,403	44,386
Purchases of marketable securities	(12,533)	(16,214)	(26,005)	(54,770)
Net cash provided by (used in) investing activities	(37,443)	(47,245)	(94,342)	(142,545)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	2,554	2,189	5,142	9,320
Repayments of short-term debt, and other	(2,607)	(3,126)	(5,060)	(8,426)
Proceeds from long-term debt	—	14,927	—	15,673
Repayments of long-term debt	(2,500)	(1,262)	(9,182)	(5,021)
Principal repayments of finance leases	(333)	(385)	(2,043)	(1,557)
Principal repayments of financing obligations	(422)	(52)	(669)	(328)
Net cash provided by (used in) financing activities	(3,308)	12,291	(11,812)	9,661
Foreign currency effect on cash, cash equivalents, and restricted cash	(1,250)	137	(1,301)	1,164
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,635	19,642	8,422	7,794
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$82,312	$90,106	$82,312	$90,106
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$643	$450	$1,858	$1,458
Cash paid for operating leases	3,225	3,563	12,341	15,038
Cash paid for interest on finance leases	70	76	287	295
Cash paid for interest on financing obligations	58	37	219	196
Cash paid for income taxes, net of refunds	4,146	1,521	12,308	8,295
Assets acquired under operating leases	4,189	5,931	15,424	19,930
Property and equipment acquired under finance leases, net of remeasurements and modifications	445	943	854	2,911
Increase (decrease) in property and equipment acquired but not yet paid	2,246	5,306	7,039	10,155

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2025	2024	2025

Net product sales	$82,226	$89,992	$272,311	$296,266
Net service sales	105,566	123,394	365,648	420,658
Total net sales	187,792	213,386	637,959	716,924
Operating expenses:
Cost of sales	98,893	109,959	326,288	356,414
Fulfillment	27,962	30,826	98,505	109,074
Technology and infrastructure	23,571	29,399	88,544	108,521
Sales and marketing	13,124	14,264	43,907	47,129
General and administrative	2,863	2,704	11,359	11,172
Other operating expense (income), net	176	1,257	763	4,639
Total operating expenses	166,589	188,409	569,366	636,949
Operating income	21,203	24,977	68,593	79,975
Interest income	1,248	1,130	4,677	4,381
Interest expense	(570)	(679)	(2,406)	(2,274)
Other income (expense), net	468	1,177	(2,250)	15,229
Total non-operating income	1,146	1,628	21	17,336
Income before income taxes	22,349	26,605	68,614	97,311
Provision for income taxes	(2,325)	(4,946)	(9,265)	(19,087)
Equity-method investment activity, net of tax	(20)	(467)	(101)	(554)
Net income	$20,004	$21,192	$59,248	$77,670
Basic earnings per share	$1.90	$1.98	$5.66	$7.29
Diluted earnings per share	$1.86	$1.95	$5.53	$7.17
Weighted-average shares used in computation of earnings per share:
Basic	10,552	10,709	10,473	10,656
Diluted	10,771	10,863	10,721	10,827

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2025	2024	2025

Net income	$20,004	$21,192	$59,248	$77,670
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $183, $(13), $226, and $(194)	(3,511)	67	(3,333)	4,226
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(1,804), $(4,934), $(2,086), and $(8,754)	5,395	15,830	6,339	28,304
Less: reclassification adjustment for net losses (gains) included in “Other income (expense), net,” net of tax of $(1), $1, $(2), and $1,327	1	(7)	5	(4,273)
Net change	5,396	15,823	6,344	24,031
Other, net of tax of $0, $(1), $1, and $(1)	(1)	7	(5)	7
Total other comprehensive income (loss)	1,884	15,897	3,006	28,264
Comprehensive income	$21,888	$37,089	$62,254	$105,934

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2025	2024	2025

North America
Net sales	$115,586	$127,083	$387,497	$426,305
Operating expenses	106,330	115,611	362,530	396,686
Operating income	$9,256	$11,472	$24,967	$29,619

International
Net sales	$43,420	$50,724	$142,906	$161,894
Operating expenses	42,105	49,684	139,114	157,144
Operating income	$1,315	$1,040	$3,792	$4,750

AWS
Net sales	$28,786	$35,579	$107,556	$128,725
Operating expenses	18,154	23,114	67,722	83,119
Operating income	$10,632	$12,465	$39,834	$45,606

Consolidated
Net sales	$187,792	$213,386	$637,959	$716,924
Operating expenses	166,589	188,409	569,366	636,949
Operating income	21,203	24,977	68,593	79,975
Total non-operating income	1,146	1,628	21	17,336
Provision for income taxes	(2,325)	(4,946)	(9,265)	(19,087)
Equity-method investment activity, net of tax	(20)	(467)	(101)	(554)
Net income	$20,004	$21,192	$59,248	$77,670

Segment Highlights:
Y/Y net sales growth:
North America	10%	10%	10%	10%
International	8	17	9	13
AWS	19	24	19	20
Consolidated	10	14	11	12
Net sales mix:
North America	62%	59%	61%	59%
International	23	24	22	23
AWS	15	17	17	18
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2024	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$78,779	$86,810
Marketable securities	22,423	36,219
Inventories	34,214	38,325
Accounts receivable, net and other	55,451	67,729
Total current assets	190,867	229,083
Property and equipment, net	252,665	357,025
Operating leases	76,141	86,054
Goodwill	23,074	23,273
Other assets	82,147	122,607
Total assets	$624,894	$818,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,363	$121,909
Accrued expenses and other	66,965	75,520
Unearned revenue	18,103	20,576
Total current liabilities	179,431	218,005
Long-term lease liabilities	78,277	87,339
Long-term debt	52,623	65,648
Other long-term liabilities	28,593	35,985
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 11,108 and 11,246 shares issued; 10,593 and 10,731 shares outstanding)	111	112
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	120,864	140,024
Accumulated other comprehensive income (loss)	(34)	28,230
Retained earnings	172,866	250,536
Total stockholders’ equity	285,970	411,065
Total liabilities and stockholders’ equity	$624,894	$818,042

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$112,706	$115,877	$113,903	$121,137	$130,691	$139,514	20%
Operating cash flow -- TTM Y/Y growth	57%	36%	15%	12%	16%	20%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$64,959	$77,658	$87,978	$102,953	$115,903	$128,320	65%
Free cash flow -- TTM (1)	$47,747	$38,219	$25,925	$18,184	$14,788	$11,194	(71)%
Common shares and stock-based awards outstanding	10,872	10,876	10,876	10,952	10,955	10,953	1%
Common shares outstanding	10,511	10,593	10,613	10,660	10,687	10,731	1%
Stock-based awards outstanding	361	283	263	292	268	222	(21)%
Stock-based awards outstanding -- % of common shares outstanding	3.4%	2.7%	2.5%	2.7%	2.5%	2.1%	N/A
Results of Operations
Worldwide (WW) net sales	$158,877	$187,792	$155,667	$167,702	$180,169	$213,386	14%
WW net sales -- Y/Y growth, excluding F/X	11%	11%	10%	12%	12%	12%	N/A
WW net sales -- TTM	$620,128	$637,959	$650,313	$670,038	$691,330	$716,924	12%
WW net sales -- TTM Y/Y growth, excluding F/X	12%	11%	11%	11%	11%	12%	N/A
Operating income	$17,411	$21,203	$18,405	$19,171	$17,422	$24,977	18%
F/X impact -- favorable	$16	$14	$53	$153	$129	$23	N/A
Operating income -- Y/Y growth (decline), excluding F/X	55%	60%	20%	30%	(1)%	18%	N/A
Operating margin -- % of WW net sales	11.0%	11.3%	11.8%	11.4%	9.7%	11.7%	N/A
Operating income -- TTM	$60,599	$68,593	$71,691	$76,190	$76,201	$79,975	17%
Operating income -- TTM Y/Y growth, excluding F/X	129%	86%	51%	40%	25%	16%	N/A
Operating margin -- TTM % of WW net sales	9.8%	10.8%	11.0%	11.4%	11.0%	11.2%	N/A
Net income	$15,328	$20,004	$17,127	$18,164	$21,187	$21,192	6%
Net income per diluted share	$1.43	$1.86	$1.59	$1.68	$1.95	$1.95	5%
Net income -- TTM	$49,868	$59,248	$65,944	$70,623	$76,482	$77,670	31%
Net income per diluted share -- TTM	$4.67	$5.53	$6.13	$6.55	$7.08	$7.17	30%
______________________________
(1)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y % Change
Segments
North America Segment:
Net sales	$95,537	$115,586	$92,887	$100,068	$106,267	$127,083	10%
Net sales -- Y/Y growth, excluding F/X	9%	10%	8%	11%	11%	10%	N/A
Net sales -- TTM	$377,425	$387,497	$394,043	$404,078	$414,808	$426,305	10%
Operating income	$5,663	$9,256	$5,841	$7,517	$4,789	$11,472	24%
F/X impact -- unfavorable	$(28)	$(49)	$(32)	$(46)	$(53)	$(73)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	32%	44%	18%	49%	(14)%	25%	N/A
Operating margin -- % of North America net sales	5.9%	8.0%	6.3%	7.5%	4.5%	9.0%	N/A
Operating income -- TTM	$22,172	$24,967	$25,825	$28,277	$27,403	$29,619	19%
Operating margin -- TTM % of North America net sales	5.9%	6.4%	6.6%	7.0%	6.6%	6.9%	N/A
International Segment:
Net sales	$35,888	$43,420	$33,513	$36,761	$40,896	$50,724	17%
Net sales -- Y/Y growth, excluding F/X	12%	9%	8%	11%	10%	11%	N/A
Net sales -- TTM	$139,729	$142,906	$144,484	$149,582	$154,590	$161,894	13%
Operating income	$1,301	$1,315	$1,017	$1,494	$1,199	$1,040	(21)%
F/X impact -- favorable (unfavorable)	$43	$6	$(56)	$338	$302	$319	N/A
Operating income -- Y/Y growth (decline), excluding F/X	N/A	N/A	19%	324%	(31)%	(45)%	N/A
Operating margin -- % of International net sales	3.6%	3.0%	3.0%	4.1%	2.9%	2.1%	N/A
Operating income -- TTM	$2,058	$3,792	$3,906	$5,127	$5,025	$4,750	25%
Operating margin -- TTM % of International net sales	1.5%	2.7%	2.7%	3.4%	3.2%	2.9%	N/A
AWS Segment:
Net sales	$27,452	$28,786	$29,267	$30,873	$33,006	$35,579	24%
Net sales -- Y/Y growth, excluding F/X	19%	19%	17%	17%	20%	24%	N/A
Net sales -- TTM	$102,974	$107,556	$111,786	$116,378	$121,932	$128,725	20%
Operating income	$10,447	$10,632	$11,547	$10,160	$11,434	$12,465	17%
F/X impact -- favorable (unfavorable)	$1	$57	$141	$(139)	$(120)	$(223)	N/A
Operating income -- Y/Y growth, excluding F/X	50%	48%	21%	10%	11%	19%	N/A
Operating margin -- % of AWS net sales	38.1%	36.9%	39.5%	32.9%	34.6%	35.0%	N/A
Operating income -- TTM	$36,369	$39,834	$41,960	$42,786	$43,773	$45,606	14%
Operating margin -- TTM % of AWS net sales	35.3%	37.0%	37.5%	36.8%	35.9%	35.4%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y % Change
Net Sales
Online stores (1)	$61,411	$75,556	$57,407	$61,485	$67,407	$82,988	10%
Online stores -- Y/Y growth, excluding F/X	8%	8%	6%	10%	8%	8%	N/A
Physical stores (2)	$5,228	$5,579	$5,533	$5,595	$5,578	$5,855	5%
Physical stores -- Y/Y growth, excluding F/X	5%	8%	6%	7%	7%	5%	N/A
Third-party seller services (3)	$37,864	$47,485	$36,512	$40,348	$42,486	$52,816	11%
Third-party seller services -- Y/Y growth, excluding F/X	10%	9%	7%	10%	11%	10%	N/A
Advertising services (4)	$14,331	$17,288	$13,921	$15,694	$17,703	$21,317	23%
Advertising services -- Y/Y growth, excluding F/X	19%	18%	19%	22%	22%	22%	N/A
Subscription services (5)	$11,278	$11,508	$11,715	$12,208	$12,574	$13,122	14%
Subscription services -- Y/Y growth, excluding F/X	11%	10%	11%	11%	10%	12%	N/A
AWS	$27,452	$28,786	$29,267	$30,873	$33,006	$35,579	24%
AWS -- Y/Y growth, excluding F/X	19%	19%	17%	17%	20%	24%	N/A
Other (6)	$1,313	$1,590	$1,312	$1,499	$1,415	$1,709	7%
Other -- Y/Y growth, excluding F/X	5%	17%	4%	18%	7%	7%	N/A

Stock-based Compensation Expense
Cost of sales	$193	$205	$148	$250	$197	$182	(11)%
Fulfillment	$696	$697	$497	$880	$685	$641	(8)%
Technology and infrastructure	$2,961	$2,747	$2,060	$3,655	$2,697	$2,459	(10)%
Sales and marketing	$1,012	$916	$653	$1,207	$832	$753	(18)%
General and administrative	$471	$430	$331	$542	$436	$362	(16)%
Total stock-based compensation expense	$5,333	$4,995	$3,689	$6,534	$4,847	$4,397	(12)%
Other
WW shipping costs	$23,501	$28,549	$22,495	$23,370	$25,384	$31,492	10%
WW shipping costs -- Y/Y growth	8%	4%	3%	6%	8%	10%	N/A
WW paid units -- Y/Y growth (7)	12%	11%	8%	12%	11%	12%	N/A
WW seller unit mix -- % of WW paid units (7)	60%	62%	61%	62%	62%	61%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,551,000	1,556,000	1,560,000	1,546,000	1,578,000	1,576,000	1%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	3%	2%	3%	1%	2%	1%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings (such as shipping services, healthcare services, and certain licensing and distribution of video content) and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr